AMENDMENT NO. 3 TO SECURED 8% CONVERTIBLE PROMISSORY NOTES

THIS AMENDMENT NO. 3 (this "Amendment") to Secured 8% Convertible Promissory Notes, as amended by Amendment No. 2 to Secured 8% Convertible Promissory Notes dated July 3, 2007, and Amendment to Secured 8% Convertible Promissory Notes dated March 21, 2007 (each, a “Note,” and collectively, the "Notes"), is made as of December 3, 2007, by and between Calypte Biomedical Corporation, a Delaware corporation (the "Company"), and Marr Technologies BV, a limited liability company established in the Netherlands (the “Investor”). If there is any inconsistency between the terms of this Amendment and any other agreement referenced herein, the terms of this Amendment will govern.

WHEREAS, the Company has agreed that if the Investor immediately exercises all of the currently outstanding warrants issued to it by the Company to purchase an aggregate of 8,482,292 shares of Common Stock, as more particularly described on Schedule A, attached hereto, and delivers to the Company the aggregate exercise price for such warrants of $610,725.01 by wire transfer of immediately available funds no later than Wednesday, December 5, 2007, then, and only then, will the Company agree, for a period of one (1) year from the date of this Amendment (the “Term”), to lower the Conversion Price of the Notes currently outstanding, and of all Notes to be issued during the Term in payment of interest on the outstanding principal amount of the Notes, to $0.16 per share;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

1. The definition of “Conversion Price” is hereby amended and restated to read in its entirety as follows:

“‘Conversion Price’ means $0.16 during the Term. At the end of the Term, the Conversion Price will automatically revert back to the definition set forth in the Notes, which states, for the avoidance of any doubt, ‘Conversion Price’ means $0.30 subject to adjustment from time to time pursuant to Section 11.’”

2. Except for the amendments provided for herein, the Notes shall remain unchanged and in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to be one and the same instrument.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

[Signature Pages Follow]

[SIGNATURE PAGE FOR THE COMPANY]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Calypte Biomedical Corporation

By:	/s/ Roger I. Gale
Signature

Its:	Chief Executive Officer
Title

[SIGNATURE PAGE FOR THE INVESTOR]

IN WITNESS WHEREOF, the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Marr Technologies BV
Name of Investor

By:	/s/ C. Strik
C. Strik

Its:	Director

Schedule A

Outstanding Warrants

Warrants to purchase an aggregate of 3,392,916 shares of Common Stock at $0.03 per share.

Warrants to purchase an aggregate of 5,089,375 shares of Common Stock at $0.10 per share.